TRANSFER OF OPERATIONS AGREEMENT

     THIS AGREEMENT is made and entered into as of the ___ day of August, 2001 by and between Emeritus Corporation ("Emeritus") and Melchor Balazs ("New Operator").

                                    RECITALS

A. On December 29, 2000 (the "Closing Date") Emeritus conveyed to New Operator and various other parties (collectively, the "Purchasers") title to the 99 unit assisted living facility commonly known as Villa Ocotillo and located at 3327 N. Civic Center Plaza, Scottsdale, Arizona 85251 (the "Facility").

B. Emeritus has continued to operate the Facility since the Closing Date under the terms of a Lease Agreement dated as of the Closing Date between the Purchasers, as landlord, and Emeritus, as tenant (the "Lease").

C. New Operator has applied for a license to operate the Facility from the Arizona Department of Health Services and has been told that he will be licensed to operate the Facility as of August 15, 2001 (the "Transfer Date").

D. New Operator and Emeritus are interested in documenting certain terms and conditions related to the transfer of operational and financial responsibility for the Facility from Emeritus to New Operator.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1. Emeritus shall transfer operational and financial responsibility for the Facility to New Operator as of 12:01 AM on the Transfer Date. In consideration therefor, Emeritus and the New Operator shall prorate all of the revenues and expenses associated with the operation of the Facility as of the Transfer Date such that Emeritus shall be entitled to all of the revenues and responsible for all of the expenses through August 14, 2001 and New Operator shall be entitled to all of the revenues and responsible for all of the expenses from and after August 15, 2001. In furtherance and not in limitation of the foregoing, on the Transfer Date, Emeritus shall remit to New Operator the following amounts:

a. $84,239.00 representing payments received from the residents of the Facility for the period from August 15, 2001 through August 31, 2001;

b. $3,541.60 representing the security deposits being held by Emeritus for the benefit of the current residents of the Facility;

c. $4,723.00 representing the real property taxes due for the month of July, 2001 and for the period from August 1 through August 14, 2001;

2. In connection with Emeritus' operation of the Facility under the terms of the Lease, Emeritus has agreed to undertake certain repairs to the Facility. In addition, New Operator has asserted that other repairs are required for which Emeritus has denied liability. In order to resolve the differences between the parties with respect to such repairs, on the Transfer Date Emeritus shall remit to New Operator the following amounts:

a. $950.00 representing the cost to complete the replacement of the grease trap in the kitchen of the Facility;

b. $500.00 representing the cost to complete the replacement of the air conditioning unit in Room 162;

c. $500.00 representing the cost to complete the repairs to the fire alarm system.

d. $1500.00 representing the cost to complete repairs to the freezer in the kitchen;

     e. $9,000 representing an additional amount which Emeritus has agreed to remit to New Operator in full and complete satisfaction of any other obligations which Emeritus may have or may allegedly have to New Operator with respect to the condition of the Facility on the Transfer Date.

3. New Operator acknowledges that Emeritus has paid in full its rent for the month of August which is due and owing under the Lease, Accordingly, on the Transfer Date, New Operator shall remit to Emeritus $23,338.00 representing a refund of the rent paid by Emeritus for the period from August 15, 2001 through August 31, 2001; provided, however, that at New Operator's option the amount due from him under this Section 3 may be netted out against the amounts due from Emeritus to New Operator under Sections 1 and 2 such that no out of pocket payment shall be required to be made by New Operator to Emeritus.

4. On the Transfer Date, Emeritus shall terminate all of the employees of the Facility and shall pay to them any wages and benefits that are due as of the Transfer Date under applicable State law. New Operator agrees to extend an offer of employment to each of the employees of the Facility on reasonably comparable terms and conditions to the current terms of their employment as disclosed to New Operator by Emeritus.

5. On the Transfer Date Emeritus shall provide New Operator with a detailed listing of Emeritus' accounts receivable which are anticipated to be outstanding on the Transfer Date. From and after the Transfer Date, New Operator shall assume responsibility for the billing for and collection of payments on account of services rendered or goods sold by it on and after the Transfer Date and Emeritus shall retain all right, title and interest in and to and all responsibility for the collection of its accounts receivable for services rendered or goods sold prior to the Transfer Date. Any payments received by New Operator after the Transfer Date from residents with balances due for the period prior to and after the Transfer Date shall be applied by New Operator first to reduce any post Transfer Date balances with the excess, if any, remitted to Emeritus to reduce any pre-Transfer Date balances due. Emeritus shall have the right during normal business hours and on reasonable notice to New Operator to inspect New Operator's books and records with respect to the accounts receivable received by New Operator after the Transfer Date from residents with balances due as of the Transfer Date.

6. Emeritus shall allow New Operator to use its copiers and facsimile machines which are located at the Facility for a period of two weeks after the Transfer Date at which time New Operator will provide Emeritus with access to the Facility in order to allow it to remove the same from the Facility at Emeritus' sole cost and expense.

7. From and after the Transfer Date New Operator shall provide Emeritus with such access to the books and records and employees of the Facility as it may need to file or defend tax returns or litigation or otherwise resolve matters related to its ownership and/or operation of the Facility prior to the Transfer Date. Such access rights shall be exercised by Emeritus in a manner that does not interfere with the day to day operation of the Facility and shall be at the sole cost and expense of Emeritus.

8. New Operator and Emeritus acknowledge and agree that there are various disputes outstanding between New Operator and Purchaser, on the one hand, and Emeritus, on the other hand, related to the operation of the Facility by Emeritus under the terms of the Lease. In an effort to fully resolve such disputes Emeritus has agreed to reduce the amount of the Promissory Note delivered by New Operator to Emeritus on the Closing Date by $10,000 and New Operator and Emeritus have agreed to grant each other a full and complete release with respect to all such claims which may be in dispute. Accordingly, on the Transfer Date New Operator shall deliver to Emeritus an Amended and Restated Promissory Note in the form attached hereto as Exhibit A, including the duly executed Reaffirmation of Guaranty attached thereto, and from and after the Transfer Date Emeritus and New Operator shall be bound by the following mutual release (which shall be fully effective on the Transfer Date without the need for any further action or the execution of any further documents by either party hereto):

     EACH OF NEW OPERATOR AND EMERITUS (HEREINAFTER THE "RELEASING PARTIES") FOR THEMSELVES AND THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, ADMINISTRATORS, AGENTS, EMPLOYEES, DIRECTORS, OFFICERS, SUCCESSORS, REPRESENTATIVES, ASSIGNS, HEIRS, EXECUTORS AND OTHERS ACTING ON THEIR BEHALF (SUCH PERSONS AND ENTITIES, INCLUDING, BUT NOT LIMITED TO, THE RELEASING PARTIES, HEREINAFTER COLLECTIVELY REFERRED TO AS, THE "RELEASING ENTITIES"), DO HEREBY REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE EMERITUS AND THE NEW OPERATOR, RESPECTIVELY (HEREINAFTER THE "RELEASED PARTIES") AND THEIR AFFILIATES, SUBSIDIARIES, ADMINISTRATORS, AGENTS, EMPLOYEES, DIRECTORS, OFFICERS, SUCCESSORS, REPRESENTATIVES, ASSIGNS, HEIRS, EXECUTORS AND OTHERS ACTING ON THEIR BEHALF (ALL, INCLUDING, BUT NOT LIMITED TO, THE RELEASED PARTIES, HEREINAFTER COLLECTIVELY REFERRED TO AS, THE "RELEASED ENTITIES") OF, FROM AND AGAINST ANY AND ALL SUITS, DEMANDS, DEBTS, OBLIGATIONS, LIABILITIES, DAMAGES, CLAIMS, ACTIONS AND CAUSES OF ACTION, WHETHER LEGAL OR EQUITABLE, WHETHER STATUTORY OR UNDER COMMON LAW, WHETHER KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, ACCRUED OR UNACCRUED, WHICH ANY OF THE RELEASING PARTIES HAS ASSERTED OR COULD HAVE ASSERTED AGAINST ANY OF THE RELEASED PARTIES, ARISING OUT OF OR RELATING TO ANY EVENT, OCCURRENCE OR TRANSACTION PRIOR TO THE TRANSFER DATE; PROVIDED, HOWEVER, NOTHING HEREIN SHALL BE CONSTRUED AS A RELEASE BY EMERITUS OF NEW OPERATOR OR ANY AFFILIATE OF NEW OPERATOR FROM ITS OBLIGATIONS UNDER THE NOTE OR ANY DOCUMENTS EXECUTED AS SECURITY THEREFOR WHETHER PRIOR TO OR AFTER THE DATE HEREOF. NEW OPERATOR FURTHER ACKNOWLEDGES AND AGREES THAT IT IS TAKING THE FACILITY IN ITS AS IS WHERE IS CONDITION AND THAT HE SHALL HAVE NO CLAIMS AGAINST EMERITUS WITH RESPECT TO THE CONDITION
THEREOF, THE COMPLIANCE OF THE FACILITY WITH APPLICABLE LAWS OR ANY OTHER MATTERS ARISING FROM OR RELATED TO THE OPERATION, MAINTENANCE, REPAIR OR CONDITION OF THE FACILITY. SPECIFICALLY INCLUDED WITHIN THE FOREGOING RELEASE IS ANY CLAIM WHICH NEW OPERATOR HAS PREVIOUSLY MADE TO THE PROFITS OF THE FACILITY EARNED BY EMERITUS DURING THE PERIOD FROM JULY 1, 2001 TO THE TRANSFER DATE OR TO THE MOVE IN FEES PAID BY THE RESIDENTS OF THE FACILITY FROM DECEMBER 29, 2000 TO THE TRANSFER DATE.

9. This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto. This Agreement may be not be amended except by written instrument signed by the parties hereto.

10. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

12. Each of the parties acknowledges that it has participated in the drafting and negotiation of this Agreement. Accordingly in the event of a dispute among the parties hereto with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor any party hereto.

13. In the event of a dispute among the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


                         EMERITUS  CORPORATION


                         By:  /s/  Daniel  R.  Baty
                              ---------------------
                         Its:_______________________________


                         /s/  Melchor  Balazs
                         --------------------
                              MELCHOR  BALAZS